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                                                                  EXHIBIT (n)(i)

[Sutherland Asbill & Brennan LLP]

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the statement of additional information included in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-6 for Flexible Life 2001, issued through the New England Variable Life Separate Account (File No. 333-103193). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          SUTHERLAND ASBILL & BRENNAN LLP

                                          By: /s/ Stephen E. Roth
                                              -------------------
                                               Stephen E. Roth

Washington, D.C.
April 28, 2003